UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 12, 2020

NetApp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1395 Crossman Avenue Sunnyvale, CA 94089
(Address of principal executive offices) (Zip Code)

(408) 822-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	NTAP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c), (e)

Appointment of President

On May 12, 2020, NetApp, Inc. (the “Company”) announced the appointment of Cesar Cernuda, age 48, as President of the Company, reporting to Chief Executive Officer George Kurian, effective July 1, 2020. Most recently, Mr. Cernuda served as President, Microsoft Latin America and Corporate Vice President, Microsoft Corporation from 2016 to May 2020. He also served as President, Microsoft Asia Pacific from 2013 to 2016, and prior to that he held various sales and marketing executive positions at Microsoft Corporation. Mr. Cernuda has served on the board of GESTAMP, a multinational corporation specializing in developing and manufacturing engineered metal components for the automotive industry, since 2017. Mr. Cernuda holds a degree in in business administration and marketing from ESIC University in Spain, completed a management development program from IESE Business School at the University of Navarra, Spain and completed the executive leadership program at Harvard Business School.

Mr. Cernuda does not have a family relationship with any of the officers or directors of the Company.

There are no related party transactions reportable under Item 5.02 of Current Report on Form 8-K and Item 404(a) of Regulation S-K.

Compensatory Arrangements

The material terms of Mr. Cernuda’s offer letter, as approved by the Compensation Committee of the Board of Directors (the “Compensation Committee”), are as follows:

Base Salary:	$800,000 annually
Bonus Target:	130% of Base Salary
Sign-on Bonus:	$1,000,000
Sign-on Equity Grant:

Service-vested Restricted Stock Units (RSUs) with $2,500,000 in value based on the 30-day trailing average on the grant date, with 80% vesting on December 31, 2020, and the remaining 20% vesting twelve (12) months following the vesting commencement date, subject to Mr. Cernuda’s continued employment with the Company through the applicable vesting dates.

New Hire Equity Grant:

RSUs not to exceed $3,000,000 in value based on the 30-day trailing average on or about the grant date, vesting 50% on the first anniversary of the vesting commencement date, and 50% on the second anniversary of the vesting commencement date, subject to Mr. Cernuda’s continued employment with the Company through the applicable vesting dates.

On-Going Equity Grants:

Performance-Based Restricted Stock Units (PBRSUs) with $3,900,000 in value (based on the 30-day trailing average on or about the grant date) eligible to vest over a three-year term in accordance with the terms and conditions of the Fiscal Year 2021 PBRSU agreement to be approved by the Compensation Committee.

RSUs with $2,600,000 in value (based on the 30-day trailing average on or about the grant date) eligible to vest 50% on the first anniversary of the vesting commencement date, and the remaining 50% vesting on the second anniversary of the vesting commencement date, subject to Mr. Cernuda’s continued employment with the Company through the applicable vesting dates.

Sales Performance-Based Equity Grant:

Sales Performance-Based Restricted Stock Units not to exceed an aggregate of $3,000,000 in value based on the 30-day trailing average on or about the grant date, with 50% eligible to vest on the date the Compensation Committee certifies that the Company achieved not less than 97% of the Fiscal Year 2021 Annual Bookings Plan approved by the Board, and the remaining 50% eligible to vest on the date the Compensation Committee certifies that the Company achieved not less than 100% of the Fiscal Year 2022 Annual Bookings Plan approved by the Board, subject to Mr. Cernuda’s continued employment with the Company through the applicable vesting dates.

Severance Package:

Provided the Change in Control and Severance Agreement has not been triggered, in the event Mr. Cernuda is terminated by the Company for any reason other than “Cause” (as defined in the Offer Letter) he shall be entitled to not less than eighteen (18) months of his base salary and target bonus then in effect.

Clawback Provision:

In the event that Mr. Cernuda resigns from the Company: (1) within six (6) months of commencing employment, he shall repay 100% of the dollar value of his compensation (other than salary), (2) on or after six (6) months through twelve (12) months, he shall repay the Company $2,000,000 in cash, and (3) after twelve (12) months but prior to twenty (24) months, he shall repay the Company $1,000,000 in cash.

The equity awards will be granted on or about the 15th of the month following Mr. Cernuda’s commencement of employment pursuant to award agreements approved by the Compensation Committee.

Mr. Cernuda will also be eligible to participate in the compensation and benefit programs generally available to the Company’s executive officers.

A copy of the offer letter with Mr. Cernuda will be filed with the Company’s Annual Report on Form 10-K for the current fiscal year. The above summary of the offer letter does not purport to be complete and is subject to and qualified in its entirety by reference to the offer letter.

The Board also approved the Company’s entry into a Change of Control Severance Agreement and an Indemnification Agreement with Mr. Cernuda, each in the form previously approved by the Board. These agreements will be effective July 1, 2020.

A copy of the Company’s press release announcing the appointment of Mr. Cernuda as President of the Company is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated May 12, 2020, announcing appointment of Cesar Cernuda as President of the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETAPP, INC.
(Registrant)

May 12, 2020	By:	/s/ Matthew K. Fawcett
Matthew K. Fawcett
Senior Vice President, General Counsel and Corporate Secretary